Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen Howard Dunn
	Vice President		Vice President
	Investor Relations		Corporate Communications
	(914) 722-4704		(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CHANGES LEASE ACCOUNTING TO REFLECT SEC’S NEW GUIDANCE

COMPANY REVISES PREVIOUSLY ANNOUNCED 2004 RESULTS

WOONSOCKET, RHODE ISLAND, February 25, 2005 - CVS Corporation announced today that it is making a one-time, non-cash, after-tax adjustment of $40.5 million to its results in the fourth quarter of 2004 to reflect the cumulative impact of a change in accounting practices as it relates to leased properties. The adjustment reduces the Company’s previously announced diluted earnings per share by $0.09, from $0.70 to $0.61. This action is being taken to conform with the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (SEC) on February 7, 2005, in a letter to the American Institute of Certified Public Accountants regarding certain operating lease accounting matters and their application under generally accepted accounting principles. Diluted earnings per share for fiscal year 2004 will be reduced by $0.10, from $2.30 to $2.20, as a result of this adjustment.

The Company has determined that its current method of accounting for leasehold improvements funded by landlord incentives or allowances under operating leases (tenant improvement allowances) and its current method of accounting for rent holidays are not consistent with the views recently expressed by the SEC staff. The one-time, non-cash adjustment reflects the cumulative impact of the change in accounting over the past 20 years, and was not material to the Company’s reported results in any one year. The portion of the adjustment pertaining to fiscal years 2000 through 2004 is approximately $2.4 million unfavorable to after-tax earnings for those five years combined. The Company believes that the impact on future diluted earnings per share will be immaterial on an annual basis and will not change its previously stated earnings guidance for 2005. Furthermore, the adjustment will not affect historical or future cash flows or the timing of payments under related leases.

“For the past 20 years, CVS has been accounting for tenant improvement allowances and rent holidays using methods that have been common practice among a number of prominent retail companies,” stated David Rickard, Executive Vice President and Chief Financial Officer of CVS Corporation. “Given the recent views expressed by the SEC, we decided to reflect the change in accounting for these items in our 2004 results, which will be reported in our 2004 Form 10-K that is expected to be filed with the SEC in mid-March.”

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the caption “Cautionary Statement Concerning Forward-Looking Statements” in its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 and its Quarterly Report on Form 10-Q for the third quarter ended October 2, 2004.

CVS is America’s #1 retail pharmacy, with over 5,300 retail and specialty pharmacy stores in 36 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS has created innovative approaches to serve the healthcare needs of all customers through its CVS/pharmacy® stores; its online pharmacy, CVS.com®; and its pharmacy benefit management and specialty pharmacy subsidiary, PharmaCare®. General information about CVS is available through the Investor Relations portion of the Company’s website, at http://investor.CVS.com, as well as through the press room portion of the Company’s website, at www.cvs.com/pressroom.

–  Tables Follow

CVS CORPORATION

Consolidated Condensed Statements of Operations

(Revised - Unaudited)

	Quarter Ended		Fiscal Year Ended
In millions, except per share amounts	January 1, 2005 (13 weeks)	January 3, 2004 (14 weeks)	January 1, 2005 (52 weeks)	January 3, 2004 (53 weeks)
Net sales	$8,923.2	$7,452.2	$30,594.3	$26,588.0
Cost of goods sold, buying and warehousing costs	6,561.0	5,487.1	22,563.1	19,725.0

Gross margin	2,362.2	1,965.1	8,031.2	6,863.0
Selling, general and administrative expenses	1,827.6	1,438.6	6,079.7	5,097.7
Depreciation and amortization	188.7	87.9	496.8	341.7

Total operating expenses	2,016.3	1,526.5	6,576.5	5,439.4

Operating profit	345.9	438.6	1,454.7	1,423.6
Interest expense, net	28.7	11.0	58.3	48.1

Earnings before income tax provision	317.2	427.6	1,396.4	1,375.5
Income tax provision	62.1	164.2	477.6	528.2

Net earnings	255.1	263.4	918.8	847.3
Preference dividends, net of income tax benefit	3.3	3.6	14.2	14.6

Net earnings available to common shareholders	$251.8	$259.8	$904.6	$832.7

Basic earnings per common share:
Net earnings	$0.63	$0.66	$2.27	$2.11

Weighted average basic common shares outstanding	400.6	395.2	398.6	394.4

Diluted earnings per common share: (1)
Net earnings	$0.61	$0.64	$2.20	$2.06

Weighted average diluted common shares outstanding	418.1	410.8	415.4	407.7

Dividends declared per common share	$0.06625	$0.0575	$0.2650	$0.2300

(1)	Diluted earnings per common share is computed by dividing (i) net earnings, after accounting for the difference between the dividends on the ESOP preference stock and common stock and after making adjustments for the incentive compensation plans by (ii) Basic shares plus the additional shares that would be issued assuming that all dilutive stock options are exercised and the ESOP preference stock is converted into common stock. The dilutive earnings adjustment was $1.2 million and $1.6 million for the thirteen weeks ended January 1, 2005 and the fourteen weeks ended January 3, 2004 respectively. The dilutive earnings adjustment was $5.2 million and $6.3 million for the fifty-two weeks ended January 1, 2005 and fifty-three weeks ended January 3, 2004 respectively.

CVS CORPORATION

Consolidated Condensed Balance Sheets

(Revised - Unaudited)

In millions, except share and per share amounts	January 1, 2005	January 3, 2004
Assets:
Cash and cash equivalents	$392.3	$843.2
Accounts receivable, net	1,764.2	1,349.6
Inventories	5,453.9	4,016.5
Deferred income taxes	243.1	252.1
Other current assets	66.0	35.1

Total current assets	7,919.5	6,496.5

Property and equipment, net	3,505.9	2,542.1
Goodwill	1,898.5	889.0
Intangible assets, net	867.9	403.7
Deferred income taxes	137.6	—
Other assets	217.4	211.8

Total assets	$14,546.8	$10,543.1

Liabilities:
Accounts payable	$2,275.9	$1,666.4
Accrued expenses	1,666.7	1,499.6
Short-term debt	885.6	—
Current portion of long-term debt	30.6	323.2

Total current liabilities	4,858.8	3,489.2

Long-term debt	1,925.9	753.1
Deferred income taxes	—	41.6
Other long-term liabilities	774.9	237.4
Shareholders’ equity:
Preference stock, series one ESOP convertible, par value $1.00: authorized 50,000,000 shares; issued and outstanding 4,273,000 shares at January 1, 2005 and 4,541,000 shares at January 3, 2004	228.4	242.7
Common stock, par value $0.01: authorized 1,000,000,000 shares; issued 414,276,000 shares at January 1, 2005 and 410,187,000 shares at January 3, 2004	4.2	4.1
Treasury stock, at cost: 13,317,000 shares at January 1, 2005 and 14,803,000 shares at January 3, 2004	(385.9)	(428.6)
Guaranteed ESOP obligation	(140.9)	(163.2)
Capital surplus	1,691.4	1,557.2
Retained earnings	5,645.5	4,846.5
Accumulated other comprehensive loss	(55.5)	(36.9)

Total shareholders’ equity	6,987.2	6,021.8

Total liabilities and shareholders’ equity	$14,546.8	$10,543.1

CVS CORPORATION

Consolidated Condensed Statements of Cash Flows(1)

(Revised - Unaudited)

	Fiscal Year Ended
In millions	January 1, 2005 (52 weeks)	January 3, 2004 (53 weeks)

Cash flows from operating activities:
Cash receipts from sales	$30,545.8	$26,276.9
Cash paid for inventory	(22,469.2)	(19,262.9)
Cash paid to other suppliers and employees	(6,528.5)	(5,475.5)
Interest and dividends received	5.7	5.7
Interest paid	(70.4)	(64.9)
Income taxes paid	(569.2)	(510.4)

Net cash provided by operating activities	914.2	968.9

Cash flows from investing activities:
Additions to property and equipment	(1,347.7)	(1,121.7)
Proceeds from sale-leaseback transactions	496.6	487.8
Acquisitions (net of cash acquired) and investments	(2,293.7)	(133.1)
Cash outflow from hedging activities	(32.8)	—
Proceeds from sale or disposal of assets	14.3	13.4

Net cash used in investing activities	(3,163.3)	(753.6)

Cash flows from financing activities:
Additions to / (reductions in) short-term debt	885.6	(4.8)
Dividends paid	(119.8)	(105.2)
Additions to long-term debt	1,204.1	—
Reductions in long-term debt	(301.5)	(0.8)
Proceeds from exercise of stock options	129.8	38.3

Net cash provided by (used in) financing activities	1,798.2	(72.5)

Net (decrease) increase in cash and cash equivalents	(450.9)	142.8
Cash and cash equivalents at beginning of period	843.2	700.4

Cash and cash equivalents at end of period	$392.3	$843.2

CVS CORPORATION

Consolidated Condensed Statements of Cash Flows(1)

(Revised - Unaudited)

	Fiscal Year Ended
In millions	January 1, 2005 (52 weeks)	January 3, 2004 (53 weeks)

Reconciliation of net earnings to net cash provided by operating activities:
Net earnings	$918.8	$847.3
Adjustments required to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	496.8	341.7
Deferred income taxes and other noncash items	(23.6)	41.1
Change in operating assets and liabilities, providing/(requiring) cash, net of effects from acquisitions:
Accounts receivable, net	(48.4)	(311.1)
Inventories	(509.8)	2.1
Other current assets	35.7	(3.0)
Other assets	8.5	(0.4)
Accounts payable	109.4	(41.5)
Accrued expenses	(144.2)	116.5
Other long-term liabilities	71.0	(23.8)

Net cash provided by operating activities	914.2	968.9

(1)	During the fourth quarter of fiscal 2004, the Company changed its method of reporting cash flows under Statement of Financial Accounting Standards (“SFAS”) No. 95, “Statement of Cash Flows,” from the indirect method to the direct method. As part of a continuing effort to make its consolidated financial statements more transparent, the Company believes that the direct method, which is the preferred method under SFAS No. 95, will provide additional useful information about its business to investors and other interested parties. In connection with implementing this change, the consolidated statements of cash flows for all prior periods presented have been changed to the direct method. This change does not affect the consolidated statements of operations, consolidated balance sheets or consolidated statements of shareholders’ equity.